  Exhibit 99.1

BK Technologies Corporation Announces Closing of Public Offering, Including Full Exercise of Underwriters’ Over-allotment Option

WEST MELBOURNE, FL / ACCESSWIRE / June 9, 2021 – BK Technologies Corporation (NYSE American: BKTI), (“BK Technologies” or the “Company”) today announced the closing of its previously announced public offering of 4,249,250 shares of its common stock at a public offering price of $3.00 per share, for aggregate gross proceeds of $12,747,750, before deducting underwriting discounts and commissions and estimated offering expenses. The shares sold in the offering include the exercise in-full by the underwriters of their over-allotment option to purchase up to 554,250 shares of common stock in addition to the 3,695,000 shares of the Company’s common stock, which the underwriters initially agreed to purchase.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as sole book-running manager for the offering.

The Company intends to use the net proceeds from the offering primarily for general corporate purposes, which may include working capital, capital expenditures, operational purposes, strategic investments and potential acquisitions in complementary businesses.

The offering was made pursuant to an effective shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”). The final prospectus supplement relating to the offering was filed with the SEC on June 8, 2021. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, or by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BK Technologies

BK Technologies manufactures high-specification, American-made communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies is honored to serve these heroes with reliable equipment when every moment counts. The Company's common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its website at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements
This press release may contain certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “plans,” “would,” “could,” or similar expressions. Such forward-looking statements concern the offering and the Company's operations, economic performance, and financial condition and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks, some of which have been, and may further be, exacerbated by the COVID-19 pandemic, include, among others, the following: changes or advances in technology and our ability to adapt to such changes; the success of our land mobile radio product line; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned new BKR Series product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, and the ongoing effects of the COVID-19 pandemic; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government, which are highly regulated and subject to termination and oversight audits by government representatives that could result in adverse findings and negatively impact our business, and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; having a large stockholder that might have interests that differ from the interests of our other stockholders; risks associated with our general investment strategy; impact of the COVID-19 pandemic on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation, including reputational risks in the event we are unable to obtain conflict-free components; impact of government regulation; rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments' trade and tariff policies, as well as any further impact resulting from the COVID-19 pandemic; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events, such as the COVID-19 pandemic; any infringement claims; data security breaches, cyber-attacks and other factors impacting our or our distributors’, manufacturers’ suppliers’ and other partners’ technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, reflect the Company’s views with respect to future events, and should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Company Contact:
John Nesbett / Jennifer Belodeau
IMS Investor Relations
51 Locust Avenue Suite 300
New Canaan, CT 06840
jnesbett@institutionalms.com
jbelodeau@institutionalms.com
(203) 972-9200

SOURCE: BK Technologies Corporation